UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2016
PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	73-0618660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas, 77046

(Address of principal executive offices) (Zip code)

(281) 406-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
Parker Drilling Company (the “Company”) has previously disclosed that it entered into a Deferred Prosecution Agreement (“DPA”) with the United States Department of Justice (the “DOJ”), to resolve matters related to the anti-bribery provisions of the Foreign Corrupt Practices Act (“FCPA”) relating to the Company’s retention and use of an individual agent in Nigeria with respect to certain customs-related issues. Pursuant to the DPA, the DOJ deferred criminal charges for a period of three years and seven days from the date of judicial approval of the DPA in return for the satisfaction of a number of conditions.
The term of the DPA expired on April 23, 2016. On May 20, 2016, the DOJ filed a Motion to Dismiss the case with the U.S. District Court for the Eastern District of Virginia (the “Court”) based on its determination that the Company had complied with all of its obligations under the DPA. On the same date, the Court entered an Order dismissing with prejudice the United States’ case against the Company. With the dismissal of the case, the DPA was also terminated.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company

Date: May 23, 2016             By:    /s/ Jon-Al Duplantier
    Jon-Al Duplantier
Senior Vice President, Chief Administrative Officer
and General Counsel